                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) October 30, 1998
                                                --------------------



                           SPECTRUM LABORATORIES. INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)



        California                       0-9478                   95-3557539
-------------------------             ---------------        -------------------
(State or other jurisdiction of   (Commission File Number)  (IRS Employer
incorporation or organization)                               Identification No.)


       23022 La Cadena Drive, Laguna Hills, California           92653
---------------------------------------------------------   -------------
         (Address of principal executive offices)              (Zip Code)



 Registrants telephone number, including area code: (949) 581-3880
                                                   -------------------
     Not Applicable
---------------------------------------------------
      (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     The Company entered into a Reorganization Agreement with Spectrum Medical Industries, Inc. ("SMI"), pursuant to which SMI was merged into the Company and shareholders of SMI exchanged their shares at a rate of 98 shares of Spectrum Laboratories, Inc. common stock for each share of SMI common stock. Shareholder consent was required under California and Delaware law. No appraisal rights are available to the Company's stockholders.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMS FINANCIAL INFORMATION AND EXHIBITS.

          A. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          It is impracticable for the Company to provide the required financial statements on the date this report is being filed. The Company intends to file the required financial statements under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this report must have been filed.

          B. PRO FORMA FINANCIAL INFORMATION.

          It is impracticable for the Company to provide the required pro forma financial information on the date this report is being filed. The Company intends to file the required financial statements under cover of Form 8-K/A as soon as practicable, but no later than 60 days after the date this report must have been filed.


                                   SIGNATURES
                                   ----------


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        SPECTRUM LABORATORIES, INC.

Date: October 30, 1998                  By: /s/ Roy T. Eddleman
                                           ---------------------------
                                           Roy T. Eddleman
                                           Chairman and Chief Executive Officer


                                      -2-